Exhibit 24

WELLS FARGO & COMPANY

Power of Attorney
of Director and/or Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director and/or officer of WELLS FARGO & COMPANY, a Delaware corporation, does hereby make, constitute and appoint CHARLES W. SCHARF, MICHAEL P. SANTOMASSIMO, ELLEN R. PATTERSON, and JANET McGINNESS, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of the Company to a post-effective amendment on Form S-8 to deregister any and all shares of Wells Fargo’s common stock, par value $1-2/3 per share (“Common Stock”) and deferred compensation obligations of Wells Fargo (“Deferred Compensation Obligations”) previously registered but unsold or otherwise unissued under the following registration statements set forth below (collectively, the “Registration Statements”) and to file the same, with all exhibits thereto and other supporting documents, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof:

•Registration Statement on Form S-4 No. 333-154879, filed with the SEC on October 31, 2008, as amended by Post-Effective Amendment No. 1 on Form S-8 filed with the SEC on January 2, 2009, registering 499,999,000 shares of Common Stock issuable under (i) the Amended and Restated Wachovia Corporation 2003 Stock Incentive Plan, (ii) the A.G. Edwards, Inc. 1988 Incentive Stock Plan, (iii) the Wachovia Corporation 1998 Stock Incentive Plan, (iv) the Wachovia Corporation Stock Plan, (v) the Wachovia Corporation 2001 Stock Incentive Plan, (vi) the Wachovia Employee Stock Retention Plan, (vii) the Golden West Financial Corporation Amended and Restated 1996 Stock Option Plan, (viii) the Westcorp 2001 Stock Option Plan, (ix) the Republic Security Financial Corporation 1997 Performance Incentive Plan, (x) the SouthTrust Corporation Long-Term Incentive Plan, (xi) the SouthTrust Corporation 2004 Long-Term Incentive Plan, (xii) the EVEREN Capital Corporation 1996 Restricted Stock Incentive Plan, (xiii) the EVEREN Capital Corporation 1995 Non-Employee Directors Plan. (xiv) the Wachovia Savings Plan, and (xv) the A.G. Edwards, Inc. Retirement and Profit Sharing Plan and an indeterminate amount of interests that may be offered or sold pursuant to the Wachovia Savings Plan and the A.G. Edwards, Inc. Retirement and Profit Sharing Plan.
•Registration Statement on Form S-8 No. 333-161529, filed with the SEC on August 25, 2009, registering $300,000,000 of Deferred Compensation Obligations issuable under (i) the Wachovia Securities Financial Holdings, LLC Voluntary Deferral and Performance Award Contribution Plan and (ii) Wachovia Securities Financial Holdings, LLC Performance Award Contribution Plan.
•Registration Statement on Form S-8 No. 333-176266, filed with the SEC on August 12, 2011, registering $30,000,000 of Deferred Compensation Obligations issuable under (i) the Wells Fargo & Company Special Deferral Plan for Select Employees and (ii) the Wells Fargo & Company Special Award Plan.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 4th day of August 2025.

Steven D. Black	/s/ STEVEN D. BLACK
Mark A. Chancy	/s/ MARK A. CHANCY
Celeste A. Clark	/s/ CELESTE A. CLARK
Theodore F. Craver, Jr.	/s/ THEODORE F. CRAVER, JR.
Richard K. Davis	/s/ RICHARD K. DAVIS
Fabian T. Garcia	/s/ FABIAN T. GARCIA
Wayne M. Hewett	/s/ WAYNE M. HEWETT
CeCelia G. Morken	/s/ CECELIA G. MORKEN
Maria R. Morris	/s/ MARIA R. MORRIS
Felicia F. Norwood	/s/ FELICIA F. NORWOOD
Ronald L. Sargent	/s/ RONALD L. SARGENT
Charles W. Scharf	/s/ CHARLES W. SCHARF
Suzanne M. Vautrinot	/s/ SUZANNE M. VAUTRINOT